Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 1, 2004 relating to the financial statements of MK Resources Company (formerly MK Gold Company), which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah

June 9, 2004